                                                               Dwight D. Smith
                                                                       Counsel
                                          Writer's Direct Line: (415) 291-6197
                                                     Facsimile: (415) 291-6175
                                        Internet Address: ddsmith@pmigroup.com



VIA EDGAR


October 23, 1998

Securities and Exchange Commission
450 Fifth Street, NW
Washington, D.C.  20549-1004


RE:  The PMI Group, Inc. (Commission file number 1-13664) Form 8-K
     -------------------------------------------------------------


Ladies and Gentlemen:

We are transmitting for filing The PMI Group, Inc.'s Form 8-K pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934. The filing is being made pursuant to Item 5, Other Events, adoption of The Omnibus Spending Bill of 1999 that included a provision repealing section 202 of appropriations bill (H.R. 4194) for the Veteran Affairs and Department of Housing and Urban Development.

Please direct any questions or comments to the undersigned at (800) 288-1970, ext. 197.

Sincerely,


/s/ Dwight D. Smith
Dwight D. Smith
Counsel


Enclosures


cc:  John Lorenzen, Jr.
     Victor Bacigalupi
     William Seymore